Exhibit (a)(ix) under Form N-1A
                                            Exhibit 3(i) under Item 601/Reg. S-K
                                               (Amd. #11) - file stamped 3/10/97

                             FEDERATED UTILITY FUND, INC.


                               CERTIFICATE OF CORRECTION

     Federated Utility Fund, Inc., a Maryland corporation (the "Corporation"), hereby certifies that:

     FIRST:   The  title  of  the   document   being   corrected   is  "Articles
Supplementary".

     SECOND: The only party to the document being corrected is Federated Utility Fund, Inc. (formerly Liberty Utility Fund, Inc.).

     THIRD: The Articles Supplementary were filed on October 24, 1994.

     FOURTH: The provisions of the Articles Supplementary which are to be corrected are set forth in Exhibit A attached hereto.

     FIFTH: The corrected provisions of the Articles Supplementary are set forth in Exhibit B attached hereto.

     IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Executive Vice President and attested to by its Assistant Secretary on this 28th day of February, 1997.

     The undersigned Executive Vice President acknowledges this Certificate of Correction to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath the undersigned Executive Vice President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

                                    FEDERATED UTILITY FUND, INC.

                                    By:/s/ J. Christopher Donahue
                                       ---------------------------
                                    J. Christopher Donahue
                                    Executive Vice President
WITNESSED:

/s/ S. Elliott Cohan
S. Elliott Cohan
Assistant Secretary

                                                                       Exhibit A

                              LIBERTY UTILITY FUND, INC.

                                ARTICLES SUPPLEMENTARY



     LIBERTY UTILITY FUND, INC., a Maryland corporation having its principal offices in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies:

     FIRST: The Board of Directors hereby reclassifies 250,000,000 of the authorized but unissued shares of common stock of the Corporation as 250,000,000 shares of Class B Shares.

     SECOND: The shares of Common Stock reclassified hereby shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in Article FOURTH, paragraph (b) of the Corporation's charter and shall be subject to all provisions of the charter relating to stock of the Corporation generally.

     THIRD: The stock has been reclassified by the Board of Directors under the authority contained in the charter of the Corporation.

     IN WITNESS WHEREOF, Liberty Utility Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on September 27, 1994.

     The undersigned, Richard B. Fisher, President of the Corporation, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles Supplementary to be its corporate act and further certifies to the best of his knowledge, information and belief, that the matters and facts set forth herein with respect to the authorization and approval hereof are true in all material respects and that this statement is made under the penalties of perjury.








                                                                       Exhibit B

                              LIBERTY UTILITY FUND, INC.

                                ARTICLES SUPPLEMENTARY

     LIBERTY UTILITY FUND, INC., a Maryland corporation having its principal offices in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies:

     FIRST: The Board of Directors hereby reclassifies 250,000,000 of the authorized but unissued and unclassified shares of common stock of the Corporation as 250,000,000 shares of Class B Shares.

     SECOND: The shares of previously unclassified common stock reclassified hereby shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in Article FOURTH, paragraph (b) of the Corporation's charter and shall be subject to all provisions of the charter relating to stock of the Corporation generally and to the following:

     At such times as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the Officers of the Corporation) in accordance with the Investment Company Act of 1940, as amended, applicable rules and regulations thereunder, and applicable rules and regulations of the National Association of Securities Dealers, Inc., and reflected in the pertinent registration statement of the Corporation, Class B Shares of the Corporation may be automatically converted into shares of common stock of the Corporation without further designation based on the relative net asset values of such classes at the time of the conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the Officers of the Corporation) and reflected in the pertinent registration statement of the Corporation as aforesaid.

     THIRD: The stock has been reclassified by the Board of Directors under the authority contained in the charter of the Corporation.

     The undersigned, Richard B. Fisher, President of the Corporation, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles Supplementary to be its corporate act and further certifies to the best of his knowledge, information and belief, that the matters and facts set forth herein with respect to the authorization and approval hereof are true in all material respects and that this statement is made under the penalties of perjury.